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Exhibit 99(r)(1)

CLOUGH GLOBAL ALLOCATION FUND
(the "Fund")
17j-1 CODE OF ETHICS

I.
Purpose of the Code of Ethics

        This code is based on the principle that, you as an Access Person of the Fund, will conduct your personal investment activities in accordance with:

  •
  the duty at all times to place the interests of the Fund's shareholders first;

  •
  the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

  •
  the fundamental standard that Fund personnel should not take inappropriate advantage of their positions.

        In view of the foregoing, the Fund has adopted this Code of Ethics (the "Code") to specify a code of conduct for certain types of personal securities transactions which may involve conflicts of interest or an appearance of impropriety and to establish reporting requirements and enforcement procedures.

II.
Legal Requirement

        Pursuant to Rule 17j-1(b) of the Investment Company Act of 1940 (the "Act"), it is unlawful for any Access Person to:

  •
  employ any device, scheme or artifice to defraud the Fund;

  •
  make any untrue statement of a material fact to the Fund or fail to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they were made, not misleading;

  •
  engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

  •
  engage in any manipulative practice with respect to the Fund,

        in connection with the purchase or sale (directly or indirectly) by such Access Person of a security "held or to be acquired" by the Fund.

III.
Definitions—All definitions shall have the same meaning as explained in Rule 17j-1 or Section 2(a) of the Act and are summarized below.

        Access Person means:

  (i)
  Any director, officer, general partner, or Advisory Person of a Fund or of a Fund's investment adviser.

  (ii)
  Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

        Advisory Person of a Fund or of a Fund's investment adviser shall have the same meaning as that set forth in Rule 17j-1 of the Act.

        Beneficial ownership shall have the same meaning as that set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

        Control shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

        Covered Security—shall have the meaning set forth in Section 2(a)(36) of the Act except that it does not include:

  (i)
  Direct obligations of the Government of the United States;

  (ii)
  Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

  (iii)
  Shares issued by open-end Funds.

        Fund means an investment company registered under the Investment Company Act.

        An Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

        Investment Personnel of a Fund or of a Fund's investment adviser means:

  (i)
  Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

  (ii)
  Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

        A Limited Offering means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

        Purchase or Sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

        Security held or to be Acquired by a Fund means:

  (i)
  Any Covered Security which, within the most recent 15 days:

  (A)
  Is or has been held by the Fund; or

  (B)
  Is being or has been considered by the Fund or its investment advisor for purchase by the Fund; and

  (ii)
  Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

IV.
Policies of the Fund Regarding Personal Securities Transactions

  General

        No Access Person of the Fund shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1 as set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code.

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  Specific Policies

        No Access Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he/she knows or should have known at the time of such purchase or sale:

  •
  is being considered for purchase or sale by the Fund; or

  •
  is being purchased or sold by the Fund.

  Pre-approval of Investments in IPOs and Limited Offerings

        Investment Personnel must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a private placement or other limited offering.

V.
Reporting Procedures

        The Fund shall notify each person (annually in January of each year) considered to be an Access Person of the Fund that he/she is subject to the reporting requirements detailed in Sections (a), (b) and (c) below and shall deliver a copy of this Code to such Access Person.

        In order to provide the Fund with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed, every Access Person of the Fund must report to the Fund the following:

          a)    Initial Holdings Reports.    Every Access Person must report on Exhibit A, attached hereto, no later than 10 days after becoming an Access Person, the following information:

      •
      The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

      •
      The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

      •
      The date that the report is submitted by the Access Person.

          b)    Quarterly Transaction Reports.    Every Access Person must report on Exhibit B, attached hereto, no later than 10 days after the end of a calendar quarter, the following information with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

      •
      The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

      •
      The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

      •
      The price of the Covered Security at which the transaction was effected;

      •
      The name of the broker, dealer or bank with or through whom the transaction was effected; and

      •
      The date that the report is submitted by the Access Person.

          With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, each Access Person

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  must report on Exhibit B, attached hereto, no later than 10 days after the end of a calendar quarter the following information:

      •
      The name of the broker, dealer or bank with whom the Access Person established the account;

      •
      The date the account was established; and

      •
      The date that the report is submitted by the Access Person.

          c)    Annual Holdings Reports.    Every Access Person must report on Exhibit C, attached hereto, annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

    •
    The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

    •
    The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

    •
    The date that the report is submitted by the Access Person.

VI.
Review of Reports

        The Legal Department of ALPS Mutual Funds Services, Inc., the administrator to the Fund ("ALPS"), shall be responsible for reviewing the reports received, maintaining a record of the names of the persons responsible for reviewing these reports, and as appropriate, comparing the reports with this Code, and reporting to ALPS' senior management:

  •
  any transaction that appears to evidence a possible violation of this Code; and

  •
  apparent violations of the reporting requirements stated herein.

        ALPS' senior management shall review the reports made to them hereunder and shall determine whether the policies established in Sections IV and V of this Code have been violated, and what sanctions, if any, should be imposed on the violator. Sanctions include but are not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits.

        ALPS' senior management and the Board of Trustees of the Fund shall review the operation of this Code at least annually. All material violations of this Code and any sanctions imposed with respect thereto shall periodically be reported to the Board of Trustees of the Fund with respect to the securities being considered for purchase or sale by, or held or to be acquired by the Fund.

VII.
Certification

        Each Access Person will be required to certify annually that he/she has read and understood the provisions of this Code and will abide by them. Each Access Person will further certify that he/she has disclosed or reported all personal securities transactions required to be reported under the Code. A form of such certification is attached hereto as Exhibit D.

        Before the Board of Trustees of the Fund may approve the code of ethics, the Fund must certify to the Board that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics. Such certification shall be submitted to the Board of Trustees at least annually.

Sources:

  Section 17j-1 (as amended) of the Investment Company Act of 1940 (the "Act");

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  Section 16 (as amended) of the Securities Exchange Act of 1934 (the "Exchange Act");

  The "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994; and,

  The Securities and Exchange Commission's September 1994 Report on "Personal Investment Activities of Investment Company Personnel."

Dated:    February 20, 2004

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EXHIBIT A

CLOUGH GLOBAL ALLOCATION FUND
INITIAL HOLDINGS REPORT

To:
ALPS Mutual Funds Services, as Administrator of the Clough Global Allocation Fund (the "Fund")

        At the time I became an Access Person, I had a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Fund:

Security	Number of Shares	Principal Amount

        The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

        This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above. I understand that this information must be reported no later than ten (10) days after I became an Access Person.

Date	Print Name
Signature

EXHIBIT B

CLOUGH GLOBAL ALLOCATION FUND
Quarterly Transaction Report
For the Calendar Quarter Ended

  To:
  ALPS Mutual Funds Services, Inc. as Administrator of the above listed Fund

A.
Securities Transactions.    During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Fund. I understand that this information must be reported no later than                        .

Title of Security	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank Through Whom Effected

*
Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a trustee or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale by the Fund.

B.
New Brokerage Accounts.    During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker, Dealer or Bank	Date Account Was Established:

C.
Other Matters.    This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Signature:

EXHIBIT C

Print Name:

CLOUGH GLOBAL ALLOCATION FUND
ANNUAL HOLDINGS REPORT

        For the following period: January 1, 200[    ] - December 31, 200[    ]

To:
ALPS Mutual Funds Services, Inc. as Administrator of the above listed Fund

        As of the period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Fund:

Security	Number of Shares	Principal Amount

        The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

        This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date	Print Name
Signature

EXHIBIT D
CLOUGH GLOBAL ALLOCATION FUND
ANNUAL CERTIFICATE

        Pursuant to the requirements of the Code of Ethics of the Clough Global Allocation Fund, the undersigned hereby certifies as follows:

  1.
  I have read the Fund's Code of Ethics.

  2.
  I understand the Code of Ethics and acknowledge that I am subject to it.

  3.
  Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.

Date	Print Name
Signature

QuickLinks

CLOUGH GLOBAL ALLOCATION FUND (the "Fund") 17j-1 CODE OF ETHICS
EXHIBIT A
CLOUGH GLOBAL ALLOCATION FUND INITIAL HOLDINGS REPORT
EXHIBIT B
EXHIBIT C
EXHIBIT D CLOUGH GLOBAL ALLOCATION FUND ANNUAL CERTIFICATE